MRC Global

100 YEARS
1921
2021







4Q 2020 Earnings Presentation

February 11, 2021

Andrew Lane
President & CEO

Kelly Youngblood
Executive Vice President & CFO

We Make Energy Flow.

Forward Looking Statements & Non-GAAP Disclaimer

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as "will," "expect," "look forward," "guidance," "targeted", "goals", and similar expressions are intended to identify forward-looking statements. Statements about the company's business, including its strategy, its industry, the company's future profitability, the company's guidance on its sales, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted SG&A, gross profit, gross profit percentage, adjusted gross profit, adjusted gross profit percentage, tax rate, capital expenditures and cash from operations, free cash flow, free cash flow after dividends, growth in the company's various markets and the company's expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company's SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements, including the company's Current Report on Form 8-K dated February 11, 2021.

For a discussion of key risk factors, please see the risk factors disclosed in the company's SEC filings, which are available on the SEC's website at **www.sec.gov** and on the company's website, **www.mrcglobal.com**. Our filings and other important information are also available on the Investor Relations page of our website at **www.mrcglobal.com**.

Undue reliance should not be placed on the company's forward-looking statements. Although forward-looking statements reflect the company's good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Statement Regarding Use of Non-GAAP Measures:

The Non-GAAP financial measures contained in this presentation (adjusted EBITDA and adjusted gross profit, adjusted net income, adjusted diluted EPS, adjusted SG&A, free cash flow and free cash flow after dividends) are not measures of financial performance calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and should not be considered as alternatives to net income, gross profit or cash from operations. They should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP. Management believes that these non-GAAP financial measures provide investors a view to measures similar to those used in evaluating our compliance with certain financial covenants under our credit facilities and provide meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. They are not necessarily indicative of future results of operations that may be obtained by the company.

Fourth Quarter 2020 Results – Key Points

Cash Generation & Liquidity

- Generated **$83 million** of cash from operations in 4Q20 & **$261 million** in 2020
- Available Liquidity **$551 million**

Debt Reduction

- Net debt of **$264 million** as of 4Q20
  - a reduction of **$105 million** in 4Q20 & **$255 million** in the full year 2020

Working Capital Efficiency

- Net working capital to sales ratio (TTM) **17.5%** as of 4Q20, a company record

Revenue Generation

- 4Q20 revenue essentially flat with 3Q20

Cost Reductions

- Lowered operating costs significantly in 2020
- 4Q20 adjusted SG&A **$96 million,** exceeding guidance
- 2020 **$113 million** lower than 2019
  - Closed **5** facilities in 4Q20 and **27** in 2020
  - Reduced headcount by **73** in 4Q 20 and **597** in 2020
- Approx. **2/3** of reductions are structural

EBITDA

- 4Q20 adjusted EBITDA of **$22 million** or **3.8%** of revenue

Profitability

- Adjusted gross profit percentage of **19.7%** in 4Q20 and for 2020
  - Record high for the full year
  - 4Q flat with 3Q

Note: See reconciliation of non-GAAP measures to GAAP measures in the appendix

Fourth Quarter 2020 Results

Revenue Highlights by Region and Industry Sector

REGION: Revenue Highlights 3Q20 vs. 4Q20

U.S.

Declined 3% from reduced midstream pipeline and downstream and industrial revenue partially offset by increased gas utility and upstream production revenue

Canada

Declined 15% primarily in midstream pipeline due to continued project delays and budget exhaustion.

International

Increased 14% across all sectors driven by projects in Australia, and the UK as well as a downstream turnaround in the UK.

INDUSTRY SECTOR: Revenue Highlights 3Q20 vs. 4Q20

Gas Utilities

Increased 4% due to large scale, multi-year integrity and replacement and modernization programs, catch-up spending from pandemic restrictions earlier in the year and new market share gains

Downstream & Industrial

Decreased 6% driven by the U.S. segment due to lower overall spending throughout the year due to lower demand. Critical maintenance & turnaround work completed in 3Q led to a sharper decline in 4Q.

Upstream Production

Increased 7% across all segments and led by the International segment

Midstream Pipeline

Declined 16% due to lower production levels and reduced demand for infrastructure

Quarterly & Financial Performance YTD *($ millions, except per share data)*

SALES


$766
$585
$579
$3,662
$2,560
4Q 19
3Q 20
4Q 20
2019
2020

ADJUSTED GROSS PROFIT & % MARGIN[1]


$151
19.7%
$115
19.7%
$114
19.7%
$719
19.6%
$504
19.7%
4Q 19
3Q 20
4Q 20
2019
2020

ADJUSTED EBITDA & % MARGIN[1]


$23
3.0%
$24
4.1%
$22
3.8%
$201
5.5%
$97
3.8%
4Q19
3Q20
4Q20
2019
2020

ADJUSTED DILUTED EPS[1]


$(0.21)
$(0.10)
$(0.05)
$0.36
$(0.24)
4Q19
3Q20
4Q20
2019
2020

1. See reconciliation of non-GAAP measures to GAAP measures in the appendix

Strong Balance Sheet & Financial Flexibility *($ millions)*

TOTAL DEBT


$551
$409
$383
4Q 19
3Q 20
4Q 20

Net Leverage[1]:		
2.6x	3.8x	2.7x

CAPITAL STRUCTURE

December 31, 2020	
Cash and Cash Equivalents	**$119**
Total Debt (including current portion):	
Term Loan B due 2024 (net of discount & deferred financing costs)	$ 383
Global ABL Facility due 2022	-
Total Debt	$ 383
Preferred stock	355
Common stockholders' equity	350
Total Capitalization	**$ 1,088**
Liquidity	**$ 551**

CASH FLOW FROM OPERATIONS


$108
$94
$83
$242
$261
4Q19
3Q20
4Q20
2019
2020

RETURN ON AVERAGE NET CAPITAL EMPLOYED[2]


8.2%
8.1%
7.2%
4.4%
6.2%
4.3%
2012
2013
2014
2015
2016
2017
2018
2019
2020
-3.6%
-12.8%
-19.1%

1. Net leverage multiples represent net debt / trailing twelve months adjusted EBITDA. Net debt is total debt less cash.
2. Return on average net capital employed is defined as net income plus interest expense after-tax, divided by average net capital employed (debt plus equity).Calculated with GAAP figures.

Long-term Strategy

Creating Sustainable Shareholder Value Through the Cycle

Grow Market Share

- Provide **superior customer service** & **cost-saving** supply chain solutions
- Focus on blue chip customers who demand **value-added service & technical expertise**
- Provide **multi-channel engagement** to capture buying

Maximize Profitability

- Focus on **higher margin** products, end-markets & sales strategies
- **Leverage** scale & global supply chain
- **Expand offering** of value-added services to capture enhanced margin
- Focus on **controlling costs & operating leverage**
- Grow E-commerce business to **expand market leadership**, while **lowering costs**

Maximize Working Capital Efficiency

- **Reduce** cash conversion cycle
- **Optimize** inventory to **maximize** turnover & margin
- Continual operational **efficiency improvements**

Optimize Capital Structure

- **Optimize** capital structure with **financial flexibility** throughout the cycle

Long-term Strategy

4Q 2020 Accomplishments

Grow Market Share

- **Renewed** customer contracts (e.g., downstream)

Maximize Profitability

- Achieved **19.7%** adjusted gross margins in **4Q20** and **2020**
  - A new company record for annual adjusted gross margins
- **37%** of revenue from valves in **4Q 2020** and **40%** in **2020**
- Reduced operating costs **$113M** in **2020**, on a normalized basis
- E-commerce revenue:
  - **39%** of total revenue in **4Q20**
  - **35%** of total revenue & **42%** of North America revenue in **2020**

Maximize Working Capital Efficiency

- Achieved **17.5%** of working capital, net of cash, to sales on TTM basis
- Surpassed target of **19.5%** to **19.9%** for **2020**

Optimize Capital Structure

- Generated **$83M** cash from operations in **4Q20** and **$261M** in **2020**
- Reduced net debt by **$105M** in **4Q20** and **$255M** in **2020** (approx. **50%** reduction). Leverage ratio **2.7x**
- **$119M** cash balance and **$551M** liquidity at year-end

Concluding Key Points

Focused on Operating Cost Reductions, Cash Flow & Balance Sheet Management

- SG&A:
  - Lowered by **$113 million** in **2020**, on a normalized basis
  - Run-rate less than **$100 million** per quarter
- Liquidity **$551 million**
- Generated **$83 million** in cash from operations in **4Q20** and **$261 million** in **2020**
- Reduced net debt by **$105 million** from **3Q20** and by **nearly half** in **2020**
- Adjusted Gross Profit **19.7%** for **4Q20** and **2020** – a new company record

Delivering on Strategic Objectives

- Optimal balance sheet usage – reducing debt & continued working capital efficiency
- Strong cash flow generation – **$261 million** of cash from operations in **2020**
- Continued investment in e-commerce solutions
- Maximizing profitability – reduced normalized SG&A to **$96 million** in **4Q20**
- Growing market share – added and renewed customer contracts

APPENDIX

APPENDIX

Adjusted Gross Profit Reconciliation

($ millions)	THREE MONTHS ENDED			YEAR ENDED DECEMBER	
	Dec 31, 2020	Sept. 30, 2020	Dec 31, 2019	2020	2019
Gross profit	**$ 90**	**$ 114**	**$ 131**	**$ 431**	**$ 653**
Depreciation and amortization	5	5	5	20	21
Amortization of intangibles	6	7	9	26	42
(Decrease) increase in LIFO reserve	1	(11)	1	(19)	(2)
Inventory charges and other	12	-	5	46	5
Adjusted Gross Profit	**$ 114**	**$ 115**	**$ 151**	**$ 504**	**$ 719**

Note: Adjusted gross profit is a non-GAAP measure. For a discussion of the use of adjusted gross profit, see our Current Report on Form 8-K dated February 11, 2021.

APPENDIX

Adjusted SG&A Reconciliation

($ millions)	THREE MONTHS ENDED		
	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019
SG&A	**$ 97**	**$ 100**	**$ 141**
Severance and restructuring	(2)	(5)	(4)
Facility closures	1	-	-
Recovery of supplier bad debt & Supplier bad debt	-	2	(5)
Adjusted SG&A	**$ 96**	**$ 97**	**$ 132**

Note: Adjusted SG&A is a non-GAAP measure. For a discussion of the use of adjusted SG&A, see our Current Report on Form 8-K dated February 11, 2021.

APPENDIX

Adjusted EBITDA Reconciliation

($ millions)	THREE MONTHS ENDED			YEAR ENDED DECEMBER 31	
	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019	2020	2019
Net income (loss)	$ (5)	$ 3	$ (24)	$ (274)	$ 39
Income tax expense (benefit)	(2)	5	5	(9)	27
Interest expense	6	7	9	28	40
Depreciation and amortization	5	5	5	20	21
Amortization of intangibles	6	7	9	26	42
(Decrease) increase in LIFO reserve	1	(11)	1	(19)	(2)
Equity-based compensation expense	4	3	4	12	16
Foreign currency losses (gains)	(1)	2	-	2	(1)
Goodwill & intangible asset impairment	-	-	-	242	-
Inventory-related charges	12	-	5	46	5
Facility closures	(1)	-	-	17	-
Severance & restructuring charges	2	5	4	14	9
Gain on sale leaseback	(5)	-	-	(5)	-
Recovery of supplier bad debt & Supplier bad debt	-	(2)	5	(2)	5
Gain on early extinguishment of debt	-	-	-	(1)	-
Adjusted EBITDA	**$ 22**	**$ 24**	**$ 23**	**$ 97**	**$ 201**

Note: Adjusted EBITDA is a non-GAAP measure. For a discussion of the use of adjusted EBITDA, see our Current Report on Form 8-K dated February 11, 2021.

Adjusted Net Income Reconciliation

($ millions)	THREE MONTHS ENDED						YEAR ENDED DECEMBER 31			
	Dec. 31, 2020		Sept. 30, 2020		Dec. 31, 2019		2020		2019	
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net (loss) income attributable to common stockholders	**$ (11)**	**$ (0.13)**	**$ (3)**	**$ (0.04)**	**$ (30)**	**$ (0.37)**	**$ (298)**	**$ (3.63)**	**$ 15**	**$ 0.18**
Goodwill and intangible asset impairment, net of tax	-	-	-	-	-	-	234	2.85	-	-
Inventory-related charges, net of tax	9	0.11	-	-	5	0.06	38	0.46	5	0.06
Facility closures, net of tax	(1)	(0.01)	-	-	-	-	15	0.18	-	-
Severance and restructuring, net of tax	2	0.02	5	0.06	3	0.04	12	0.15	7	0.08
Recovery of supplier bad debt and supplier bad debt, net of tax	-	-	(2)	(0.02)	5	0.06	(2)	(0.02)	5	0.06
Gain on sale leaseback	(4)	(0.05)	-	-	-	-	(4)	(0.05)	-	-
Increase (decrease) in LIFO reserve, net of tax	1	0.01	(8)	(0.10)	-	-	(15)	(0.18)	(2)	(0.02)
Adjusted net (loss) income attributable to common stockholders	**$ (4)**	**$ (0.05)**	**$ (8)**	**$ (0.10)**	**$ (17)**	**$ (0.21)**	**$ (20)**	**$ (0.24)**	**$ 30**	**$ 0.36**

Note: Adjusted net income is a non-GAAP measure. For a discussion of the use of adjusted net income, see our Current Report on Form 8-K dated February 11, 2021.

APPENDIX

Free Cash Flow & Free Cash Flow After Dividends Reconciliations

($ millions)	THREE MONTHS ENDED		YEAR ENDED DECEMBER 31	
	Dec. 31, 2020	Dec. 31, 2019	2020	2019
Net cash provided by operations	**$ 83**	**$ 108**	**$ 261**	**$ 242**
Purchases of property, plant and equipment	(3)	(6)	(11)	(18)
Free cash flow	**$ 80**	**$ 102**	**$ 250**	**$ 224**
Dividends paid on preferred stock	(6)	(6)	(24)	(24)
Free cash flow after dividends	**$ 74**	**$ 96**	**$ 226**	**$ 200**

Note: Free cash flow and free cash flow after dividends are non-GAAP measures. The company presents free cash flow and free cash flow after dividends because the company believes they are useful indicators of the company's cash generation and liquidity after certain payments for assets and investors. The company uses free cash flow and free cash flow after dividends as key performance indicators in managing its business. The company believes that cash from operations is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to free cash flow and free cash flow after dividends.